Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Amaze Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule		Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457	(c)	50,000,000	$0.3735	(1)	$18,675,000	$138.10 per $1,000,000	$2,579.02

	Total Offering Amounts							$18,675,000		$2,579.02
	Total Fees Previously Paid									$0
	Total Fee Offsets									$0
	Net Fee Due									$2,579.02

(1) Pursuant to Rule 457(c) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock is estimated to be $0.3735, which is the average of the high and low closing sale prices of the shares of common stock as of February 6, 2026, as reported on NYSE American.